SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 30, 2007

LONGPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-75236	23-2715528
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	I.D. Number)

2 Braxton Way, Suite 111, Glen Mils, PA  19342
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 284-6863

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Registration of Principle Officer

On March 27, 2007, Dr. Michie Proctor resigned as Chairman of the Board of the Registrant for health reasons. Dr. Proctor has held this position since June, 2003. Michael Boyd, Chief Executive Officer, has assumed the duties of Chairman of the Board. Dr. Proctor will remain a Director of the Company.

Item 8.01 Other Events

On March 28, 2007, the Registrant was served a complaint filed in the United States District Court for the Eastern District of Pennsylvania, civil action number 07-922, entitled Leo Decker, et. al. vs. Longport, Inc. et al. The complaint alleges breach of certain contract provisions in connection with a prior investment by the Plaintiffs in the Company’s common stock and related securities law violations.  The Company does not believe that the action has merit and intends to vigorously defend it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGPORT, INC.
(Registrant)

By:	/s/ Michael Boyd
Michael Boyd, Chief Executive Officer

Dated:  March 30, 2007